Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the following Registration Statements of Group 1 Automotive, Inc. and in each related Prospectus of our report dated February 24, 2009 (except for Notes 2, 7, 9, 15, 18, and 19, as to which the date is August 11, 2009) with respect to the consolidated financial statements of Group 1 Automotive, Inc. for the year ended December 31, 2008, included in the Current Report (Form 8-K) of Group 1 Automotive, Inc. dated August 11, 2009, filed with the Securities and Exchange Commission.
1.	Registration Statement (Form S-3 No. 333-75714) of Group 1 Automotive, Inc. and related Prospectus

2.	Registration Statement (Form S-3 No. 333-137088) of Group 1 Automotive, Inc. and related Prospectus

3.	Registration Statement (Form S-4 No. 333-109080) of Group 1 Automotive, Inc. and related Prospectus

4.	Registration Statement (Form S-8) pertaining to the Group 1 Automotive, Inc. 1998 Employee Stock Purchase Plan (No. 333-137081)

5.	Registration Statement (Form S-8) pertaining to the Group 1 Automotive, Inc. 401(k) Savings Plan (No. 333-113679)

6.	Registration Statement (Form S-8) pertaining to the Group 1 Automotive, Inc. Deferred Compensation Plan and the Group 1 Automotive, Inc. 2007 Long Term Incentive Plan (No. 333-145034)
/s/ Ernst & Young LLP
Houston, Texas
August 11, 2009